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                                                                    Exhibit 16.1

                              (KPMG LLP Letterhead)

August 15, 2001

Mr. F. Randal Hunt
Senior Vice President, Finance
Chief Financial Officer
Aerovox Inc.
167 John Vertente Boulevard
New Bedford, MA  02745-1221

Dear Mr. Hunt,

This is to confirm that the client-auditor relationship between Aerovox Inc. and KPMG LLP has ceased.

Very truly yours,

BY /S/ KPMG LLP

BY/S/ MICHAEL CAPRIO

Michael Caprio
Partner

cc:      Chief Accountant
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifty Street, N.W.
         Washington, D.C. 20549